BRADLEY PHARMACEUTICALS, INC.
                           CONDENSED CONSOLIDATED
                               BALANCE SHEET
                              March 31, 2000
                                (UNAUDITED)

               ASSETS

Current assets
--------------
Cash and cash equivalents                            $      114,348
Accounts receivable-net                                   2,977,886
Finished goods inventory                                  2,065,784
Prepaid samples and materials                               557,339
Prepaid expenses and other                                  102,755
Refundable income tax                                       362,577
                                                       ------------
         Total current assets                             6,180,689

Property and equipment - net                                264,410
Intangibles - net                                         8,742,109
Other assets                                                150,506
                                                       ------------
Total Assets                                        $    15,337,714
                                                       ============


              LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
-------------------
Current maturities of long-term debt                $       433,973
Revolving credit line                                       770,428
Accounts payable                                          1,975,306
Accrued expenses                                          1,948,568
                                                       ------------
         Total current liabilities                        5,128,275


Long-term debt, less current maturities                   1,006,164

Commitments & contingencies

Stockholders' equity
--------------------
Preferred stock, $.01 par value;
  authorized, 2,000,000 shares; issued, none                  -
Common stock, $.01 par value, authorized
  26,400,000; issued 8,200,212 shares at
  March 31, 2000                                         14,761,050
Common, Class B, $.01 par value, authorized
  900,000 shares, issued and outstanding,
  431,552 shares at March 31, 2000                          845,448
Treasury stock, at cost (736,918 shares at
  March 31, 2000)                                        (1,108,787)
Accumulated deficit                                      (5,294,436)
                                                      -------------
                                                          9,203,275
                                                      -------------
Total Liabilities & Stockholders' Equity            $    15,337,714
                                                      =============



             See Notes to Condensed Consolidated Financial Statements


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